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                                                                   EXHIBIT 21.01

                     Subsidiaries of CancerVax Corporation

NAME                                        JURISDICTION OF FORMATION

Cell-Matrix, Inc.                           Nevada

Tarcanta, Inc.                              Delaware

Tarcanta Limited                            Ireland